Exhibit 10.1

MUTUAL RESCISSION AND RELEASE AGREEMENT

This Mutual Rescission and Release Agreement (this “Agreement”) is made on by and between Sakthi Global Holdings Ltd, a publicly traded Delaware Company, Traded as (TKCM ) (formerly known as Token Communities Ltd) of Suite 3, Metro Center, Bethesda, Maryland, 20184 (“Party 1” and as Parent Company ), and, Fortress Ventures LLC, herein represented by Lalit Verma Kumar, its President and ABT Investments India Pvt Limited, herein represented by Manickam Mahalingam, it’s Chairman of jointly referred to as (“Party 2”) or (“Vendors”)

ARTICLE 1

MUTUAL RESCISSION OF CONTRACT

On April 2nd 2019, the above-referenced parties entered into a contract entitled :

“ACQUISITION AND SHARE EXCHANGE AGREEMENT”

(the “ACQUISITION AND SHARE EXCHANGE AGREEMENT ” dated April 2nd 2019, a copy of which is attached hereto as Exhibit “A” hereto and made a part hereof by reference the “Contract”)

Party 1 (The Company) and Party 2, (Vendors) as the original parties to the Contract, wish to rescind that Contract by mutual agreement by executing this mutual release and Rescission Agreement.

In consideration of the mutual covenants of the parties herein, the parties hereby rescind the Contract “effective as of 2nd May 2019.”

This Agreement shall be binding upon the parties, their successors, assigns, and personal representatives. Neither party shall have any future rights or duties hereunder.

ARTICLE 2

MUTUAL RELEASE

Party 1 hereby does release, cancel, forgive, and forever discharge Party 2 and each of its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors, and assigns, and all of their officers, directors, and employees from all actions, claims, demands, damages, obligations, liabilities, controversies, and executions, of any kind or nature whatsoever, whether known or unknown or suspected or not, which have arisen, may have arisen, or may arise by reason of the initial Contract or rescission thereof from this day and each day hereafter.

Party 1 does specifically waive any claim or right to assert any cause of action, alleged case of action, claim, or demand that has, through oversight or error, intentionally, unintentionally, or through a mutual mistake, been omitted from this Agreement.

Party 2 hereby does release, cancel, forgive and forever discharge Party 1 and each of its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors, and assigns, and all of their officers, directors, and employees from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, may have arisen, or may arise by reason of the initial Contract or rescission thereof from this day and each day hereafter.

Party 2 does specifically waive any claim or right to assert any cause of action or alleged case of action, claim, or demand that has, through oversight or error, intentionally or unintentionally, or through a mutual mistake, been omitted from this Agreement.

ARTICLE 3

SEVERABILITY

The provisions of this Agreement are to be read as a whole and are not separately enforceable or severable by either party hereto. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places, and circumstances shall remain in full force and effect.

ARTICLE 4

GOVERNING LAW

This Agreement shall be interpreted and enforced under the laws of the State of Delaware, without regard to conflict of laws. Both parties voluntarily consent to the jurisdiction of the courts in the State of Delaware, U.S.A.

ARTICLE 5
NOTICES

XI. MISCELLANEOUS

Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Party 1 (the Parent Company)

SAKTHI GLOBAL HOLDINGS LTD

#3 Bethesda Metro Centre

Suite 700

Bethesda, Md 20184

Attention Steven Knight

E mail steven.knight.ctg@gmail.com

with a copy to:

Law Offices of David E. Price, PC

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20184

E mail David@TopTier.eu

if to party 2 (VENDORS)

FORTRESS VENTURES LLC

6401 W Fort Street, Detroit MI 48209

•	Represented by: LALIT KUMAR VERMA, President

•	kumar@sakthiauto.com

•	and ABT INVESTMENTS INDIA (PVT) LIMITED

•	Represented by MANICKAM MAHALINGAM , Chairman 6401 W Fort Street, Detroit MI 48209 E Mail manickamrn@sakthiauto.com

ARTICLE 6

ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations, and/or warranties as between them respecting the subject matter hereof. This Agreement may be amended only by a writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto execute this Mutual Rescission and Release Agreement on the 2nd Day of May, 2019.

PARTY 1: Parent Company)

Sakthi Global Holdings Ltd.

/s/ Steven Knight
Name: Steven Knight, Deputy Chairman

PARTY 2: (Vendors)

Fortress Ventures LLC

Name: Lalit Verma Kumar, President

ABT INVESTMENTS INDIA (PVT) LIMITED

Name: Manickham Mahalingam

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